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                                                                   EXHIBIT 99.1



FRB | WEBER SHANDWICK                                      RE: HARDINGE INC.
    | FINANCIAL COMMUNICATIONS                             ONE HARDINGE DRIVE
                                                           ELMIRA, NY 14902
                                                           (NASDAQ: HDNG)


AT THE COMPANY:                  AT FRB | WEBER SHANDWICK:
Richard L. Simons                Kerry Thalheim              John McNamara
Exec VP & CFO                    General Inquiries           Analyst Inquiries
(607) 378-4202                   (212) 445-8437              (212) 445-8435



FOR IMMEDIATE RELEASE
MONDAY, SEPTEMBER 16, 2002

HARDINGE FORMS ALLIANCE WITH BRIDGEPORT INTERNATIONAL


ELMIRA, N.Y., SEPTEMBER 16, 2002 -- In a joint statement today, Hardinge Inc. (Nasdaq: HDNG) of Elmira, NY, and BPT Holdings, Inc. along with its wholly-owned subsidiary Bridgeport Machines Ltd. (Bridgeport UK and collectively Bridgeport International), Leicester, UK, announced that they have signed a letter of intent whereby Hardinge Inc. intends to assume responsibility in North America for the manufacture and distribution of Bridgeport knee mills, related parts and service support functions, and other activities concerning products previously produced by the Connecticut operations of Bridgeport Machines, Inc. Consummation of the transaction is contingent on the execution of definitive agreements and the satisfaction of certain conditions.

Stuart Wilkins, Chief Executive Officer of Bridgeport International commented, "I am delighted to announce our intention to form an alliance with Hardinge. They are our number one choice to carry on the American tradition of Bridgeport knee mills and provide related parts and service support for our enormous installed base of products in North America. Hardinge has the combination of machine tool heritage, high quality manufacturing, and strong customer service and support we seek in our partners. I am genuinely excited about the opportunities for Bridgeport International customers, distributors and vendors that this alliance should bring, in addition to the joint marketing, distribution and revenue opportunities for Bridgeport International and Hardinge."

J. Patrick Ervin, President and CEO of Hardinge Inc. said, "We too are excited to be joining together two of the great names of the U.S. machine tool industry. The addition of Bridgeport knee mills to our product line will be a tremendous addition to our product offerings serving the important North American job shop markets. We will also be able to further leverage our growing machine services business by adding to it the repair parts and service business of Bridgeport."

"The machines produced in Elmira, NY, will continue to carry the proud `Bridgeport' name," continued Ervin. "The industry for small parts manufacturing was founded on Hardinge lathes and Bridgeport mills, and I dare say that you cannot go into any quality job shop in North America without finding a Bridgeport knee mill and Hardinge manual lathe standing side by side."

Hardinge currently expects to be supplying parts and services as soon as definitive agreements with Bridgeport International are concluded, and plans to be in production of machines at its Elmira, NY facility in the first quarter of 2003. Customers and suppliers will be contacted shortly to ensure their needs are addressed.

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Bridgeport International's operations were founded over 60 years ago. It is a leading worldwide machine tool manufacturer. Its new headquarters and main manufacturing facilities are located in Leicester, UK, from which it manufactures and/or distributes its full line of vertical and horizontal milling machines, flexible grinding machines, lathes and knee mills. Bridgeport International has offices in the United Kingdom, Germany, Holland and the United States, with worldwide production and distribution throughout North America, Europe, the Middle East and Asia.

Hardinge Inc., founded over 100 years ago, is a leading worldwide machine tool manufacturer. The company designs, manufactures and sells CNC metal cutting lathes, machining centers, and related tooling and accessories of the highest precision and reliability generally available in the market, as well as a wide range of high-quality collets, chucks and other workholding products. With the acquisition of L. KELLENBERGER & CO. AG ("KELLENBERGER") in 1995, and HTT (HAUSER, TRIPET, TSCHUDIN) in 2000, Hardinge expanded its product lines to include Kellenberger and HTT grinding machines. Hardinge's partnership with EMAG Machines of Germany resulted in the introduction of high-quality inverted-spindle CNC Vertical Lathes.

Bridgeport International is a portfolio company of American Capital Strategies Ltd. (Nasdaq: ACAS). American Capital is a publicly traded buyout and mezzanine fund with capital resources exceeding $1 billion.

For further information please contact:

Stuart Wilkins at Bridgeport International (44) 116-253-1122
J. Patrick Ervin at Hardinge  (607) 734-2281
L. Thomas Gregory at American Capital (312) 681-7400


THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.